EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	Investor Relations contact:
Evan Price
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Fourth Quarter and Fiscal Year 2012 Results

San Francisco, Calif., April 25, 2013 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for the fourth fiscal quarter and the fiscal year ended February 2, 2013 (“fiscal 2012”).

Fourth Quarter Results

Net sales for the 14 weeks ended February 2, 2013 were $397.6 million, an increase of 11.7% compared to $355.8 million in net sales for the 13 weeks ended January 28, 2012. Comparable sales for the fourth quarter of fiscal 2012, decreased 2% compared to the fourth quarter of fiscal 2011. Given the additional week included in the fiscal fourth quarter, the comparable period has been adjusted to reflect a similar 14 week period.

Gross profit for the fourth quarter of fiscal 2012 was $144.8 million, or 36.4% of net sales, compared to $126.2 million, or 35.5% of net sales, for the fourth quarter of fiscal 2011. Excluding purchase accounting adjustments of $2.6 million and $3.1 million for the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011, respectively, relating to the November 2010 acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), adjusted gross profit was $147.4 million, or 37.1% of net sales, and $129.3 million, or 36.3% of net sales, for the fourth quarter of fiscal 2012 and the fourth quarter of fiscal 2011, respectively (see Exhibit D for relevant reconciliation information).

SG&A expense for the fourth quarter of fiscal 2012 was $125.4 million, or 31.5% of net sales, compared to $107.2 million, or 30.1% of net sales, in the fourth quarter of the prior year. Results for the fourth quarter of fiscal 2012 and fiscal 2011 include $12.9 million and $6.2 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and non-recurring adjustments. Excluding these charges, adjusted SG&A expense for the fourth quarter of fiscal 2012 and fiscal 2011 was $112.5 million, or 28.3% of net sales, and $101.0 million, or 28.4% of net sales, respectively, which represents a decrease of 10 basis points over fiscal 2011 (see Exhibit D for relevant reconciliation information).

Net loss attributable to The Gymboree Corporation before interest (income) expense, income tax benefit and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), for the fourth quarter of fiscal 2012 increased 1.1% to $47.7 million compared to $47.2 million for the fourth quarter of the prior year. Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles (“GAAP”). See “Non-GAAP Financial Measures” below. A reconciliation of net income/(loss) attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Fiscal Year 2012

Net sales for the 53 weeks ended February 2, 2013 were $1.28 billion, an increase of 7.4% compared to $1.19 billion in net sales for the 52 weeks ended January 28, 2012. Comparable sales for fiscal 2012 decreased 2% compared to fiscal 2011.

Gross profit for fiscal year 2012 was $481.4 million, or 37.7% of net sales, compared to $459.9 million, or 38.7% of net sales, for fiscal 2011. Excluding purchase accounting adjustments of $11.7 million and $24.0 million in fiscal 2012 and fiscal 2011, respectively, adjusted gross profit was $493.1 million, or 38.7% of net sales, and $483.9 million, or 40.7% of net sales, for fiscal 2012 and fiscal 2011, respectively (see Exhibit D for relevant reconciliation information).

SG&A expense for fiscal 2012 was $411.7 million, or 32.3% of net sales, compared to $380.1 million, or 32.0% of net sales, in the prior year. Results for fiscal 2012 and fiscal 2011 include $28.6 million and $30.3 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments and non-recurring adjustments. Excluding these charges, adjusted SG&A expense for fiscal 2012 and fiscal 2011 was $383.1 million, or 30.0% of net sales, and $349.8 million, or 29.4% of net sales, respectively, which represents an increase of 60 basis points over fiscal 2011 (see Exhibit D for relevant reconciliation information).

Adjusted EBITDA for fiscal 2012 decreased 16.0% to $161.8 million, compared to $192.6 million for the prior year (see “Non-GAAP Financial Measures” included in Exhibit D of this press release).

Balance Sheet Highlights

There were no borrowings outstanding under the Company’s $225 million asset-backed loan facility at the end of the fourth quarter of fiscal 2012 and approximately $167.2 million of undrawn availability.

Cash at the end of fiscal 2012 decreased to $33.3 million from $77.9 million at the end of fiscal 2011. During fiscal 2012, the Company reduced its outstanding debt by approximately $71.4 million.

Capital expenditures for fiscal 2012 were $47.9 million.

Inventory balances at the end of fiscal 2012 were $197.9 million compared to $210.2 million at the end of fiscal 2011. Inventory cost on a per square foot basis was down 15% and inventory units on a per square foot basis were also down in the mid-single digits.

Fiscal 2013 Business Outlook

In fiscal 2013, the Company is focused on improving its inventory discipline, strengthening its product assortment and continuing to drive its growth opportunities of real estate, ecommerce and international. The Company’s fiscal 2013 outlook is based on the current economic environment and trends, as well as its expectations for the balance of the year.

First Quarter

The Company anticipates Adjusted EBITDA for the first quarter to be in the range of $30 million to $35 million. This expectation reflects a comparable sales decline of 7% quarter to date with an improvement in trend in April. The Company expects inventory cost on a per square foot basis at quarter end to be down mid-teens versus the prior year quarter and units per square foot to be down in the mid-single digits.

Full Year

For the full year, the Company expects Adjusted EBITDA to grow modestly over last year and comparable sales to be flat to slightly positive. Based on this guidance, the Company expects to generate sufficient cash flow to service its debt and invest in the business to drive long term growth.

New Stores

During fiscal 2013, the Company plans to open approximately 100 new stores, with the majority being Crazy 8 stores.

Capital Expenditures

During fiscal 2013, the Company anticipates spending approximately $50 million for capital expenditures.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items including (gain) or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition and other non-recurring or unusual items.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net income/(loss).

Management Presentation

The live broadcast of the discussion of fourth quarter and fiscal 2012 financial results and fiscal 2013 business outlook will be available to interested parties at 1:00 p.m. PT (4:00 p.m. ET) on Thursday, April 25, 2013. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Company Information” at the bottom of the page, go to “Investor & Media” and then “Conference Calls & Webcasts.” A replay of the call will be available two hours after the broadcast through midnight PT, Thursday, May 9, 2013, at 855-859-2056, passcode 31845978.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of February 2, 2013, the Company operated a total of 1,262 retail stores: 637 Gymboree® stores (588 in the United States, 42 in Canada, 1 in Puerto Rico and 6 in Australia), 160 Gymboree Outlet stores (158 in the United States and 2 in Puerto Rico), 133 Janie and Jack® shops and 332 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 718 franchised and Company-operated Gymboree Play & Music® centers in the United States and 42 other countries.

Forward-Looking Statements

The foregoing financial information for the fourth fiscal quarter and the fiscal year ended February 2, 2013 is unaudited and subject to quarter-end and year-end adjustments.   The foregoing paragraphs contain forward-looking statements relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its comparable store sales growth, Adjusted EBITDA, capital expenditures, cash flows and new store openings in fiscal 2013. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, filed with the Securities and Exchange Commission (“SEC”) on April 26, 2012, and its subsequent SEC filings. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
	(in thousands)
Net sales:
Retail	$387,798	$348,437	$1,234,993	$1,164,171
Gymboree Play & Music	5,960	4,416	23,941	13,885
Retail Franchise	3,885	2,995	16,730	10,232
Total net sales	397,643	355,848	1,275,664	1,188,288
Cost of goods sold, including buying and occupancy expenses	(252,866)	(229,643)	(794,272)	(728,346)

Gross profit	144,777	126,205	481,392	459,942
Selling, general and administrative expenses	(125,392)	(107,246)	(411,742)	(380,141)
Goodwill impairment	-	(28,300)	-	(28,300)

Operating income (loss)	19,385	(9,341)	69,650	51,501
Interest income	31	53	177	168
Interest expense	(21,477)	(21,826)	(85,640)	(89,807)
Gain (loss) on extinguishment of debt	1,023	-	(214)	(19,563)
Other expense, net	(8)	(67)	(12)	(109)

Loss before income taxes	(1,046)	(31,181)	(16,039)	(57,810)
Income tax (expense) benefit	(4,371)	416	5,636	6,626

Net loss	(5,417)	(30,765)	(10,403)	(51,184)
Net (income) loss attributable to noncontrolling interest	(274)	5,839	2,561	5,839
Net loss attributable to The Gymboree Corporation	$(5,691)	$(24,926)	$(7,842)	$(45,345)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 2,	January 28,
	2013	2012
	(in thousands)
Current assets
Cash and cash equivalents	$33,328	$77,910
Accounts receivable	27,542	27,277
Merchandise inventories	197,935	210,212
Prepaid income taxes	2,903	3,736
Prepaid expenses	17,341	5,532
Deferred income taxes	31,383	36,115
Total current assets	310,432	360,782

Property and equipment, net	205,325	202,152
Goodwill	898,966	899,097
Other intangible assets	580,641	599,195
Deferred financing costs	40,040	47,915
Other assets	7,809	4,646

Total assets	$2,043,213	$2,113,787

Current liabilities
Accounts payable	$90,133	$79,027
Accrued liabilities	90,443	94,178
Current portion of long-term debt	-	17,698
Total current liabilities	180,576	190,903

Long-term liabilities
Long-term debt	1,138,455	1,192,171
Lease incentives and other deferred liabilities	40,104	28,681
Unrecognized tax benefits	7,848	7,898
Deferred income taxes	234,593	245,495
Total liabilities	1,601,576	1,665,148

Stockholders' equity	441,637	448,639

Total liabilities and stockholders' equity	$2,043,213	$2,113,787

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended	Year Ended
	February 2, 2013	January 28, 2012
	(53 weeks)	(52 weeks)
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,403)	$(51,184)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Loss on extinguishment of debt	214	15,860
Depreciation and amortization	58,847	57,930
Goodwill impairment	-	28,300
Amortization of deferred financing costs and accretion of original issue discount	6,902	6,830
Interest rate cap contracts - adjustment to market	300	51
Loss on disposal/impairment of assets	3,152	4,339
Benefit for deferred income taxes	(7,009)	(8,946)
Share-based compensation expense	4,260	5,907
Other non-cash expense	1,732	4,608
Change in assets and liabilities:
Accounts receivable	(2,630)	(11,209)
Merchandise inventories	12,060	(25,646)
Prepaid expenses and other assets	(13,820)	(743)
Prepaid income taxes	(47)	12,385
Accounts payable	11,094	24,533
Accrued liabilities	(5,481)	14,515
Lease incentives and other deferred liabilities	14,623	14,015
Net cash provided by operating activities	73,794	91,545

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(47,851)	(36,565)
Acquisition of business, net of cash acquired	-	(1,352)
Other	(842)	(295)
Net cash used in investing activities	(48,693)	(38,212)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Term Loan	-	820,000
Payments on Term Loan	(42,698)	(828,200)
Proceeds from ABL facility	14,000	60,656
Payments on ABL facility	(14,000)	(60,656)
Repurchase of Notes	(26,613)	-
Deferred financing costs	(1,344)	(6,665)
Investment by Parent	-	14,865
Investment by affiliate of Parent	2,400	-
Dividend payment to Parent	(3,273)	(12,200)
Capital contribution to noncontrolling interest	1,602	4,477
Net cash used in financing activities	(69,926)	(7,723)
Effect of exchange rate fluctuations on cash	243	176
Net (decrease) increase in cash and cash equivalents	(44,582)	45,786
CASH AND CASH EQUIVALENTS:
Beginning of period	77,910	32,124
End of period	$33,328	$77,910

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including gain or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA (in thousands):

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
	(in thousands)
Net (loss) income attributable to The Gymboree Corporation	$(5,691)	$(24,926)	$(7,842)	$(45,345)
Reconciling items (a):
Interest expense	21,477	21,826	85,640	89,807
Interest income	(18)	(53)	(134)	(168)
Income tax expense (benefit)	4,549	(416)	(6,502)	(6,626)
Depreciation and amortization (c)	14,902	15,227	58,369	57,930
Non-cash share-based compensation expense	1,040	1,577	4,260	5,907
Executive-related hiring expenses (b)	1,884	-	1,884	-
Loss on disposal/impairment on assets	891	838	2,981	4,339
Loss (gain) on extinguishment of debt	(1,023)	-	214	19,563
Gymboree Play & Music franchise transition	-	-	-	7,200
Other (e)	5,336	-	5,336	-
Goodwill impairment	-	28,300	-	28,300
Acquisition-related adjustments (d)	4,351	4,813	17,639	31,678
Adjusted EBITDA	$47,698	$47,186	$161,845	$192,585

(a)	Exclude amounts related to noncontrolling interest, which are already excluded from net income (loss) attributable to The Gymboree Corporation.

(b)	Include amounts related to the hiring of our CEO and CFO, including search-firm costs and sign-on bonuses.

(c)	Includes the following (in thousands):

Amortization of intangible assets (impacts SG&A)	$4,340	$5,067	$17,360	$17,500
Amortization of below and above market leases (impacts COGS)	(426)	(562)	(1,868)	(2,090)
	$3,914	$4,505	$15,492	$15,410

(d)	Include the following (in thousands):

Adjustment to cost of goods sold from an increase in the net book value of inventory as a result of purchase accounting (impacts COGS)	$-	$-	$-	$10,731

Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	2,286	2,425	9,211	9,699

Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	1,302	1,171	4,069	5,607

Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	763	1,217	4,359	5,641
	$4,351	$4,813	$17,639	$31,678

(e)	Other is comprised of a non-recurring charge in reserves and a non-recurring charge resulting from a termination of our Shade retail concept.

OTHER NON-GAAP FINANCIAL MEASURES:

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
	(in thousands)
Gross profit as reported	$144,777	$126,205	$481,392	$459,942
Acquisition-related adjustments	2,623	3,080	11,702	23,981
Adjusted gross profit excluding Acquisition related adjustments (non-GAAP measure)	$147,400	$129,285	$493,094	$483,923

	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
	(in thousands)
SG&A as reported	$(125,392)	$(107,246)	$(411,742)	$(380,141)
Acquisition-related adjustments	5,642	6,238	21,429	23,107
Executive-related hiring expenses	1,884	-	1,884	-
Gymboree Play & Music franchise transition	-	-	-	7,200
Other adjustments	5,336	-	5,336	-
Adjusted SG&A excluding Acquisition related adjustments (non-GAAP measure)	$(112,530)	$(101,008)	$(383,093)	$(349,834)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited)

	For the quarter ended February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$394,436	$5,920	$(2,713)	$397,643
Cost of goods sold, including buying and occupancy expenses	(251,870)	(1,323)	327	(252,866)
Gross profit	142,566	4,597	(2,386)	144,777
Selling, general and administrative expenses	(123,197)	(4,523)	2,328	(125,392)
Operating income (loss)	19,369	74	(58)	19,385
Interest income	18	13	-	31
Interest expense	(21,477)	-	-	(21,477)
Loss on extinguishment of debt	1,023	-	-	1,023
Other income (expense), net	(18)	10	-	(8)
Loss before income taxes	(1,085)	97	(58)	(1,046)
Income tax benefit (expense)	(4,548)	177	-	(4,371)
Net loss	(5,633)	274	(58)	(5,417)
Net loss attributable to noncontrolling interest	-	(274)	-	(274)
Net loss attributable to The Gymboree Corporation	$(5,633)	$-	$(58)	$(5,691)

	For the quarter ended January 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$355,836	$1,195	$(1,183)	$355,848
Cost of goods sold, including buying and occupancy expenses	(229,466)	(177)	-	(229,643)
Gross profit	126,370	1,018	(1,183)	126,205
Selling, general and administrative expenses	(101,599)	(6,830)	1,183	(107,246)
Goodwill impairment	(28,300)	-	-	(28,300)
Operating income (loss)	(3,529)	(5,812)	-	(9,341)
Interest income	53	-	-	53
Interest expense	(21,826)	-	-	(21,826)
Other (expense) income, net	(59)	(8)	-	(67)
Loss before income taxes	(25,361)	(5,820)	-	(31,181)
Income tax benefit (expense)	435	(19)	-	416
Net loss	(24,926)	(5,839)	-	(30,765)
Net loss attributable to noncontrolling interest	-	5,839	-	5,839
Net loss attributable to The Gymboree Corporation	$(24,926)	$-	$-	$(24,926)

	For the year ended February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$1,270,866	$14,242	$(9,444)	$1,275,664
Cost of goods sold, including buying and occupancy expenses	(791,961)	(3,585)	1,274	(794,272)

Gross profit	478,905	10,657	(8,170)	481,392
Selling, general and administrative expenses	(407,184)	(12,472)	7,914	(411,742)

Operating income (loss)	71,721	(1,815)	(256)	69,650
Interest income	134	43	-	177
Interest expense	(85,640)	-	-	(85,640)
Loss on extinguishment of debt	(214)	-	-	(214)
Other income (expense), net	(90)	78	-	(12)

Loss before income taxes	(14,089)	(1,694)	(256)	(16,039)
Income tax benefit (expense)	6,503	(867)	-	5,636

Net loss	(7,586)	(2,561)	(256)	(10,403)
Net loss attributable to noncontrolling interest	-	2,561	-	2,561
Net loss attributable to The Gymboree Corporation	$(7,586)	$-	$(256)	$(7,842)

	For the year ended January 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$1,188,276	$1,195	$(1,183)	$1,188,288
Cost of goods sold, including buying and occupancy expenses	(728,169)	(177)	-	(728,346)

Gross profit	460,107	1,018	(1,183)	459,942
Selling, general and administrative expenses	(374,494)	(6,830)	1,183	(380,141)
Goodwill impairment	(28,300)	-	-	(28,300)

Operating income (loss)	57,313	(5,812)	-	51,501
Interest income	168	-	-	168
Interest expense	(89,807)	-	-	(89,807)
Loss on extinguishment of debt	(19,563)	-	-	(19,563)
Other (expense) income, net	(101)	(8)	-	(109)

Loss before income taxes	(51,990)	(5,820)	-	(57,810)
Income tax benefit (expense)	6,645	(19)	-	6,626

Net loss	(45,345)	(5,839)	-	(51,184)
Net loss attributable to noncontrolling interest	-	5,839	-	5,839
Net loss attributable to The Gymboree Corporation	$(45,345)	$-	$-	$(45,345)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited)

	February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$303,344	$11,553	$(4,465)	$310,432
Non-current assets	1,730,865	1,916	-	1,732,781
Total assets	$2,034,209	$13,469	$(4,465)	$2,043,213

Current liabilities	$175,555	$9,244	$(4,223)	$180,576
Non-current liabilities	1,420,870	130	-	1,421,000
Total liabilities	$1,596,425	$9,374	$(4,223)	$1,601,576

Total stockholders' equity	437,784	-	(242)	437,542
Noncontrolling interest	-	4,095	-	4,095
Total liabilities and stockholders' equity	$2,034,209	$13,469	$(4,465)	$2,043,213

	January 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$355,073	$6,692	$(983)	$360,782
Non-current assets	1,752,303	702	-	1,753,005
Total assets	$2,107,376	$7,394	$(983)	$2,113,787

Current liabilities	$187,812	$4,074	$(983)	$190,903
Non-current liabilities	1,474,189	56	-	1,474,245
Total liabilities	$1,662,001	$4,130	$(983)	$1,665,148

Total stockholders' equity	445,375	-	-	445,375
Noncontrolling interest	-	3,264	-	3,264
Total liabilities and stockholders' equity	$2,107,376	$7,394	$(983)	$2,113,787

*  The Variable Interest Entities ("VIEs") includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd.  While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.